Exhibit 99.1

Corio Reports First Quarter 2004 Financial Results

Revenue Grows from Prior Quarter; Fifth Consecutive Quarter of EBITDA Profitability

SAN CARLOS, Calif.—April 27, 2004— Corio, Inc. (NASDAQ: CRIO), a leading enterprise application service provider, today reported results for its first quarter ended March 31, 2004. Revenues for the first quarter of 2004 were $17.6 million, a 3 percent increase over the $17.1 million reported for the prior quarter. Net loss on a GAAP basis for the first quarter of 2004 was $2.2 million, or $0.04 per diluted share, a 56% decrease from the net loss of $5.2 million, or $0.09 per diluted share, reported for the same period in 2003. Non-GAAP net income for the first quarter of 2004 was $0.2 million, compared to a non-GAAP net loss of $1.1 million reported for the same period in 2003.

As of March 31, 2004, the total of cash, cash equivalents, restricted cash and short-term investments was $44.7 million.

“We are extremely pleased with our performance this quarter,” said Brett White, chief financial officer at Corio. “We exceeded our revenue goals as well as achieved our fifth consecutive quarter of EBITDA profitability.”

During the quarter, Corio succeeded with significant contract signings including new customers, customer renewals and contract extensions. They include:

–	SG Cowen Securities Corporation, a division of Société Générale Group
–	BDO Seidman, LLP
–	Arctic Slope Regional Corporation (ASRC)
–	Norwood Promotional Products
–	SES AMERICOM, Inc., a member of the SES Global family (Luxembourg and Frankfurt Stock Exchanges: SESG)
–	Bobcat Company, a division of Ingersoll-Rand Company Limited (NYSE: IR)
–	Mindspeed Technologies™ (NASDAQ: MSPD)
–	Santa Fe Tobacco Company, a division of R.J. Reynolds Tobacco Holdings (NYSE:RJR)

“In the first quarter we achieved progress with our core Applications on Demand™ platform,” said George Kadifa, chairman and CEO at Corio. “We once again improved cost efficiencies in our delivery operations, and at the same time we experienced continued momentum in new customer bookings.”

Furthering the company’s government markets initiative, Corio announced that Mark Forman was appointed to its Board of Directors. Mr. Forman currently holds the position of executive vice president of Worldwide Services at Cassatt Corporation. Forman most recently was Administrator for the Office of E-Government and Information Technology for the federal government. As the federal government’s CIO, Forman managed the world’s largest annual IT budget of more than $58 billion. He is widely credited with bringing to government best practices in e-business, enterprise architecture and IT capital planning.

Corio’s government markets initiative also achieved customer gains in the quarter. The United Nations Development Programme (UNDP), including partners United Nations Population Fund (UNFPA) and the United Nations Office for Project Services (UNOPS), went live with a full enterprise application suite including financials, human resources, data warehousing, and customer relationship management (CRM) in over 146 countries worldwide. Also, the United States Coast Guard has extended its contract with the RABA/Corio team to supply infrastructure and enterprise applications management support for its human resources system.

Also during the quarter Corio chairman and CEO, George Kadifa, released ‘The On Demand Economy’, a whitepaper that addresses the challenges and new realities facing the modern corporation. In the article, Mr. Kadifa states that a series of global imperatives driving today’s economy are inexorably creating the need for a new organizational construct called ‘The On Demand Enterprise’. He argues how the ‘On Demand Enterprise’ possesses distinct advantages to allow it to outpace competitors, transform supply chains and enhance shareholder value. To obtain a copy of “The On Demand Economy” visit www.corio.com.

In addition, as previously disclosed, Expanets, Inc., a customer that accounted for 12% of Corio’s total revenue for fiscal 2003, was acquired by Avaya Inc. in November 2003. Avaya’s system is on a different software platform than Expanets’ system, and Avaya has been migrating Expanets’ system onto its own. Consequently, Avaya recently notified Corio that it will terminate its customer contract associated with supporting this platform at the end of July 2004. At the time of notification and at a subsequent meeting between the parties, however, Avaya expressed an interest in a continuing relationship beyond the end of July, and the contract requires Avaya to pay Corio certain fees if Avaya were to terminate in July.

Use of Non-GAAP Financial Measures

This press release discloses EBITDA, or earnings before interest, taxes, depreciation and amortization (which includes detailed information on amortization expense) and non-GAAP net income and net loss which is defined as EBITDA adjusted to remove the impact of restructuring charges recorded during the relevant period, that may be considered a non-GAAP financial measure within the meaning set forth in the recently adopted rules of the Securities and Exchange Commission, or SEC. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess the company’s financial operating results, management believes that EBITDA, and non-GAAP net income and net loss results are an appropriate measure of evaluating Corio’s operating performance, because they reflect the resources available to pursue strategic opportunities including, among others, investing in the business and strengthening the balance sheet. However, these measures should be considered in addition to, and not as substitutes for, or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with generally accepted accounting principles. The non-

GAAP financial measures included in this press release have been reconciled to the nearest GAAP measure as is now required under SEC rules regarding the use of non-GAAP financial measures. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

Quarterly Conference Call

Management will host a conference call to discuss the results beginning today at 2:00 p.m. PDT. Interested parties may listen to the conference call via live broadcast over the Internet at http://www.corio.com/ir or over the telephone by dialing (888) 273-9887 with passcode “Corio Q1-04”. For those unable to participate in the live call, a replay will be available by telephone beginning at 9:00 p.m. PDT after conclusion of the call and continuing through May 4, 2004. The replay number is (800) 475-6701, with confirmation code 727660. A replay of the conference call will also be available for 30 days on Corio’s website.

About Corio, Inc.

Corio, Inc. (NASDAQ: CRIO) is a leading enterprise application service provider (ASP). Corio Applications on Demand(TM) is a service that delivers enterprise applications from leading software vendors for a monthly fee. Corio provides infrastructure, applications management, professional services and Corio iSRVCE technology resource management (TRM) software. Corio guarantees system reliability through service level agreements (SLA’s) and allows customers to ‘pay-as-you-go,’ minimizing expensive upfront project costs, improving return on investment (ROI) and reducing IT cost overall. Additional information about Corio is available at www.corio.com.

Corio, iSRVCE and SRVCE are registered trademarks of Corio, Inc. Applications on Demand™ is a trademark of Corio, Inc. All other product and company names mentioned herein may be the trademarks of their respective owners.

Forward-Looking Statements:

Matters discussed in this release involving expectations, beliefs, plans, projections, intentions, future events or strategies are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under their safe-harbor provisions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements herein include statements regarding Corio’s future financial and operating performance, any implication that future financial and operating performance is predictable based on the results in the first quarter, statements regarding any increase in adoption of Corio’s services, statements regarding services to be performed for certain customers and the benefits to Corio and its customers of Corio Applications on Demand and Corio’s services, statements regarding improved cost efficiencies in Corio’s delivery operations and momentum in customer bookings, and statements regarding Corio’s government markets initiative. Some of the specific factors that may cause actual results to differ include, among others: the fact that Corio operates in a new industry with a rapidly-evolving business model, the fact that visibility into future financial and operating performance in the current environment is poor, resolution of ongoing discussions regarding Avaya’s contract with Corio, the fact that the structure of relationships may change and relationships may terminate, and the fact that customers may not pay Corio as expected. Additional risks that could cause actual results to differ materially from those projected are discussed in our public filings with the SEC which are available at the SEC’s website (http://www.sec.gov). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Corio undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, and Corio shall have no duty to update statements made herein.

Investor Relations Contact:

Arthur Chiang	Carolyn Bass, Rob Walker
Senior Vice President, Investor Relations	Market Street Partners
Corio, Inc.	ir@corio.com
achiang@corio.com	415-445-3232
650-232-3171

CORIO, INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2004	2003
Revenues:
Application management services	$14,921	$16,629
Professional services and other	2,694	2,374

Total revenues	17,615	19,003
Costs and Expenses:
Application management services	11,335	13,214
Professional services and other	2,364	2,013
Research and development	648	1,350
Sales and marketing (1)	2,710	2,205
General and administrative (1)	2,295	2,390
Restructuring charges	—	2,334
Amortization of stock based compensation	3	272
Amortization of intangible assets	644	453

Total operating expenses	19,999	24,231

Loss from operations	$(2,384)	$(5,228)

Interest and other income	137	73
Taxes	(2)	—

Net Loss	$(2,249)	$(5,155)

Basic and diluted net loss per share	$(0.04)	$(0.09)

Shares used in computation-basic and diluted	62,372	54,955

RECONCILIATION OF NET LOSS TO EBITDA AND NON-GAAP NET INCOME	Three Months Ended March 31,
	2004	2003
Net loss	$(2,249)	$(5,155)
Amortization expense (1)	650	807
Interest and other income	(137)	(73)
Taxes	2	—
Depreciation	1,943	3,210

EBITDA	209	(1,211)
Restructuring charges	—	2,334

NON-GAAP NET INCOME	$209	$1,123

(1)	AMORTIZATION EXPENSE IN NON-GAAP NET INCOME RECONCILIATION ABOVE

	Three Months Ended March 31,
	2004	2003
Amortization expense included in other Statement of Operations expense line items:
Sales and marketing	$—	$79
General and administrative	3	3

Total amortization expense in other Statement of Operations expense line items	3	82
Amortization of stock based compensation	3	272
Amortization of intangible assets	644	453

Total amortization expense	$650	$807

CORIO, INC.

BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$18,387	$15,440
Short-term investments	18,426	19,591
Accounts receivable	5,797	6,484
Prepaid expenses and other assets	3,161	2,502

Total current assets	45,771	44,017
Restricted cash	7,853	7,680
Property and equipment and other assets	19,806	20,446

Total assets	$73,430	$72,143

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$13,759	$14,676
Deferred revenue	3,780	4,017
Other current liabilities	1,108	476

Total current liabilities	18,647	19,169
Long-term liabilities	8,660	5,738

Total liabilities	27,307	24,907
Stockholders' equity	46,123	47,236

Total liabilities and stockholders' equity	$73,430	$72,143